Exhibit 99.1

ZS Pharma Reports Fourth Quarter and Year-End 2014 Financial Results and Provides ZS-9 Program Update

Redwood City, Calif. – March 13, 2015 – ZS Pharma, Inc. (Nasdaq: ZSPH), a biopharmaceutical company focused on the development and commercialization of highly selective, non-absorbed drugs to treat renal, cardiovascular, liver and metabolic disorders, today provided a program update on ZS-9 (sodium zirconium cyclosilicate), the Company’s investigational treatment for hyperkalemia, and reported its financial results for the fourth quarter and year ended December 31, 2014.

“We made significant progress with ZS-9 last year including the publication of our Phase 3 trials in JAMA and NEJM highlighting the interest from the medical community in hyperkalemia and in ZS-9,” said Robert Alexander, Ph.D., chief executive officer of ZS Pharma. “As we approach the submission of our NDA in the second quarter of this year, we believe that we have the most robust and comprehensive clinical trial program addressing acute and chronic hyperkalemia.”

Recent Highlights

•	We held a positive pre-New Drug Application (NDA) meeting with the United States Food and Drug Administration (FDA) regarding ZS-9. The FDA informed the Company that it does not plan at this time to conduct an advisory committee meeting to review ZS-9;

•	Patients are entering their eleventh month of treatment in our long-term trials which are designed to evaluate the ability of ZS-9 to restore and maintain normal serum potassium levels in patients with hyperkalemia;

•	We expanded the commercial organization with key executive hires from Genentech, Sanofi/Genzyme and Amgen in sales, marketing and medical affairs;

•	We presented detailed results from HARMONIZE (ZS004), the second Phase 3 trial of ZS-9, at the American Heart Association (AHA) Scientific Meeting with simultaneous publication in The Journal of the American Medical Association (JAMA) on November 17, 2014;

•	We published results from the first Phase 3 trial, ZS003, in the New England Journal of Medicine (NEJM) on November 21, 2014; and

•	We appointed Martin Babler to the ZS Pharma Board of Directors, bringing significant commercialization experience to the Board.

Upcoming 2015 Milestones

•	File the ZS-9 NDA with the FDA in the second quarter of 2015;

•	File the ZS-9 Marketing Authorization Application (MAA) with the European Medicines Agency (EMA) in the second half of 2015; and

•	Present ZS-9 clinical trial results at the American College of Cardiology Annual Scientific Session and the National Kidney Foundation Spring Clinical Meeting.

Fourth Quarter and Year-End 2014 Financial Results

Research and development expenses for the quarter and year ended December 31, 2014, were $14.6 million and $45.6 million, respectively, compared with research and development expenses of $6.9 million and $24.8 million, respectively, for the same periods in 2013. The increase in research and development expenses was primarily due to increased personnel costs and costs associated with the enrollment and completion of ZS004 (HARMONIZE), the initiation of ZS004E (HARMONIZE Extension study), the increased rate of enrollment in ZS005 (long-term safety study) during the quarter and costs related to the continuing manufacturing scale-up of ZS-9.

General and administrative expenses for the quarter and year ended December 31, 2014, were $5.5 million and $14.9 million, respectively, compared with general and administrative expenses of $3.5 million and $7.4 million, respectively, for the same periods in 2013. The increase in general and administrative expenses was primarily due to an increase in compensation, professional fees and other expenses to support the Company’s expanding operations, including increased spend in medical education programs; and the increased complexities of operating as a public company.

ZS Pharma reported net loss attributable to common shareholders of $20.3 million, or $0.98 per diluted share, for the quarter ended December 31, 2014, compared with a net loss attributable to common shareholders of $11.8 million, or $7.38 per diluted share, for the same period in 2013. ZS Pharma reported net loss attributable to common shareholders of $64.4 million, or $5.47 per diluted share, for the full year 2014, compared with a net loss attributable to common shareholders of $34.3 million, or $21.84 per diluted share, for the full year 2013.

At December 31, 2014, cash, cash equivalents and short term investments totaled $102.3 million, compared with $9.2 million at December 31, 2013.

ZS Pharma had approximately 20.9 million shares outstanding as of December 31, 2014.

About ZS Pharma

ZS Pharma is a publicly-traded (Nasdaq: ZSPH), biopharmaceutical company with offices in Redwood City, California and Coppell, Texas. ZS Pharma’s lead therapeutic candidate, ZS-9 (sodium zirconium cyclosilicate), is an investigational treatment for hyperkalemia that is being evaluated in late-stage clinical trials to demonstrate its ability to safely and effectively remove excess potassium from the blood and maintain normal potassium levels. ZS Pharma is also pursuing the discovery of additional drug candidates that utilize its novel selective ion-trap technology for the treatment of kidney and liver diseases. Additional information about ZS Pharma is available at www.zspharma.com.

Forward-Looking Statements

ZS Pharma cautions you that this press release contains forward-looking statements that involve risks and uncertainties. We make such forward-looking statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Any statements contained herein that are not statements of historical facts may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “predict,” “potential,” “positioned,” “seek,” “should,” “target,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology. These forward-looking statements include, but are not limited to, statements about: our expectations regarding the timing of submitting an NDA to the FDA and MAA to the EMA and the likelihood of regulatory approval of ZS-9, our expectations regarding our ability to successfully commercialize ZS-9, if approved, estimates of our expenses, future revenue, capital requirements and needs for additional financing, our ability to produce ZS-9 in commercial quantities in higher capacity reactors, the initiation, timing, progress and results of future nonclinical studies, clinical trials and research and development programs, and our financial performance. Any forward looking statements in this press release are based on management’s current expectations, estimates, forecasts, and projections about our business and the industry in which we operate and management’s beliefs and assumptions are not guarantees of future performance or development and involve known and unknown risks, uncertainties and other factors that are in some cases beyond our control. As a result, any or all of our forward-looking statements in this press release may turn out to be inaccurate. Factors that may cause actual results to differ materially from expectations include, among other things, those listed under Part I, Item 1A. Risk Factors in ZS Pharma’s Annual Report on Form 10-K filed with the Securities and Exchange Commission March 13, 2015 and its other reports, which are available from the SEC’s website (http://www.sec.gov) and on ZS Pharma’s website (http://www.zspharma.com) under the heading “Investors”. All forward-looking statements are qualified in their entirety by this cautionary statement and speak only as of the date of this press release. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future. You should, however, review the factors and risks described in the reports we will file from time to time with the SEC after the date of this press release.

ZS Pharma Contacts

Adam Tomasi (Investors)	Denise Powell (Media)
ZS Pharma	Red House Consulting
650.458.4100	510.703.9491
atomasi@zspharma.com	denise@redhousecomms.com

Source: ZS Pharma

ZS Pharma, Inc.

Condensed Statements of Operations

(Unaudited)

(In Thousands, Except for Share and per Share Amounts)

	Three Months Ended December 31 2014	Three Months Ended December 31 2013	Year Ended December 31 2014	Year Ended December 31 2013
Costs and expenses:
Research and development	$14,574	$6,880	$45,618	$24,762
General and administrative	5,535	3,521	14,919	7,432

	20,109	10,401	60,537	32,194

Loss from operations	(20,109)	(10,401)	(60,537)	(32,194)
Other (income) expense:
Interest/other income	(43)	(5)	(94)	(30)
Interest expense	249	(4)	530	9
Expense to mark warrants to market	—	1,272	3,071	1,424

Net loss	(20,315)	(11,664)	(64,044)	(33,597)
Preferred stock accretion	—	(174)	(310)	(689)

Net loss attributable to common shareholders	$(20,315)	$(11,838)	$(64,354)	$(34,286)

Net loss per share attributable to common shareholders, basic and diluted	$(0.98)	$(7.38)	$(5.47)	$(21.84)

Weighted-average common shares used to compute net loss per share attributable to common shareholders, basic and diluted	20,832,475	1,604,490	11,768,267	1,569,583

ZS Pharma, Inc.

Condensed Balance Sheet Data

(In Thousands)

	September 30 2014	December 31 2013
Cash, cash equivalents and short-term investments	$102,280	$9,170
Working capital	$94,117	$4,571
Total assets	$116,162	$14,046
Accumulated deficit	$(114,278)	$(50,234)
Total shareholders’ equity (deficit)	$96,772	$(45,182)